UNITED STATES

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Pasithea Therapeutics Corp.

(Name of Registrant as Specified in its Charter)

Concord IP2 Ltd.

Elderhill Corporation

Leonite Capital LLC

Camac Partners, LLC

Camac Capital, LLC

Camac Fund, LP

David Delaney

Avi Geller

Eric Shahinian

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Plan For pasithea THERAPEUTICS

A Plan to Restore Value to Pasithea Therapeutics

July 25th, 2022

David Delaney
Concord IP2 Ltd.

Avi Geller
Leonite Capital LLC

Eric Shahinian
Camac Partners, LLC

Regulatory Disclosures

Except where otherwise indicated herein, this presentation is as of the date indicated on the cover, is not complete and is subject to change. This presentation is for general information purposes only and does not constitute advice or a recommendation to enter into or conclude any transaction or buy or sell any security (whether on the terms shown herein or otherwise). This presentation and the information contained herein should not be construed as an offer to buy any interest in any fund advised by, or enter into any managed account arrangement with, Concord IP2 Ltd., Elderhill Corporation, Leonite Capital LLC, Camac Fund, LP, Camac Capital, LLC, Camac Partners, LLC, David Delaney, Eric Shahinian, or Avi Geller (collectively the "Disinterested Shareholders"). All investments involve risk, including the risk of total loss. Past performance is not indicative of future results.

The views and information contained in this presentation represent the opinions of the Disinterested Shareholders as of the date hereof. The Disinterested Shareholders reserve the right to change any of their opinions expressed herein at any time, but are under no obligation to update the data, information or opinions contained herein at any time. The information contained in this presentation is provided for general informational purposes only and may not contain all of the information required in order to evaluate the value of the companies discussed in this presentation. This presentation should not be construed as legal, tax, investment, financial or other advice. Investors should seek independent financial advice regarding the suitability of investing in any securities or of following any investment strategies; the Disinterested Shareholders are not offering nor providing such services in connection with this presentation.

The views expressed in this presentation are based on publicly available information, including information derived or obtained from filings made with the Securities and Exchange Commission and other regulatory authorities and from third parties. The Disinterested Shareholders recognize that there may be nonpublic or other information in the possession of the companies discussed herein that could lead these companies and others to disagree with the Disinterested Shareholders' conclusions. The Disinterested Shareholders have not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties, nor have they paid for any such statements. None of the Disinterested Shareholders, their affiliates, their representatives, agents or associated companies or any other person makes any express or implied representation or warranty as to the reliability, accuracy or completeness of the information contained in this presentation, or in any other written or oral communication transmitted or made available to the recipient. Information presented from third parties has been obtained from sources believed to be reliable, however, no representation or warranty is made, express or implied, as to the reliability, accuracy or completeness of such information. The Disinterested Shareholders, their affiliates and their representatives, agents and associated companies expressly disclaim any and all liability based, in whole or in part, on such information, errors therein or omissions therefrom.

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The analyses provided may include certain forward-looking statements, estimates and projections prepared with respect to, among other things, the historical and anticipated operating performance of the companies discussed in this presentation, access to capital markets, market conditions and the values of assets and liabilities, and the words "anticipate," "believe," "expect," "potential," "could," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify such forward-looking statements. Such statements, estimates, and projections reflect the Disinterested Shareholders' various assumptions concerning anticipated results that are inherently subject to significant economic, competitive, and other uncertainties and contingencies. Thus, actual results may vary materially from the estimates and projected results contained herein. No representations, express or implied, are made as to the accuracy or completeness of such statements, estimates or projections or with respect to any other materials herein and the Disinterested Shareholders disclaim any liability with respect thereto. In addition, the Disinterested Shareholders will not undertake and specifically disclaim any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements in this presentation to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of their respective owners, and Disinterested Shareholders' use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names.

It should not be assumed that the Disinterested Shareholders will make investments in the future similar to those described herein.

Agenda

Overview

Case for Change: Misaligned Leadership

A Plan for Restoring Value

Conclusion

Overview of the Plan for Pasithea

PROBLEM

The Board of Directors has destroyed shareholder value, acted against shareholder interests, and has proven unfit to lead Pasithea

THE PLAN

Replace the Board, reverse value-destroying practices, and either (a) distribute capital to shareholders or (b) reallocate funds to high return on capital investments

INTENDED OUTCOME

Restore shareholder value, create a sustainable plan for long-term growth, and allow shareholders to participate alongside a new Board

About Pasithea Therapeutics

Company Description

- Pasithea Therapeutics (NASDAQ: KTTA) is a biotech company with a focus on drug development and research on brain disorders
- Founded on May 12, 2020, the company is a start-up currently in preliminary research phase of drug development of several medications[1]
- Lead by Dr. Tiago Reis Marques, CEO, and Dr. Lawrence Steinman, Chairman, key management is from a clinical background

Key Financial Statistics

$7mm	Projected Operating Cash Burn vs $50mm Cash
$29mm	Market Cap (18/07/2022)
($21mm)	2021A Enterprise Value

Business Model

Ketamine Infusion Clinics

- Pasithea partnered with healthcare clinics in the US and UK to treat depression using Ketamine infusions – currently a negative gross margin business with contractual liabilities
- Company receives 30% of treatment revenue while being contractually obliged to bear high costs related to: marketing, equipment, booking, payment, customer service, and staff[2]
- COO, Dr. Yassine Bendiabdallah, founded and owns significant interest in several healthcare providers that Pasithea partners with

Unattractive Margins, High Risk, Limited Scalability

Drug Development

- The company is allegedly developing 3 drugs to address physical and psychological disorders, which are all in the Discovery and Development Phase
- On average, the lead time from research to FDA approval is 14 years and costs over one billion dollars[3]
- Currently one potential drug (PAT 101) is in discovery and development (extremely preliminary) and two drugs (PAT 102 & PAT 103) are in preclinical research (still very preliminary)[1]

High Risk of Failure, Significant Costs, Difficulty Gaining FDA Approval

Source(s): Company Presentations, Company Filings, S&P Capital IQ
1: Pasithea Therapeutics, Company Presentation Dated June 27, 2022, Slide 4
2: Pasithea Therapeutics, 10-K Dated March 30, 2022, Pg 82-83
3: Wouters OJ, McKee M, Luyten J. Estimated Research and Development Investment Needed to Bring a New Medicine to Market, 2009-2018. JAMA. 2020 Mar 3;323(9):844-853.

Drug Development Process

Step 1: Discovery and Development

- First step involves researching the diseases, testing new compounds to find beneficial effects, testing existing drugs, and developing new processes for treatment
- Very few projects progress past this phase and the time requirements are highly variable (Typically 3-5 years)[1]
- Most projects at this stage are purely hypothetical as unless a specific compound has been selected, there is no drug that can be developed
- KTTA has one drug at this stage (PAT 101)[2]

Step 2: Preclinical Research

- Preclinical research stage involves the selection of a compound, laboratory testing, animal testing, and research into the basic effectiveness of the drug
- Of the projects that progress to this phase, only 0.1% pass to clinical research, with time requirements of between 1 and 2 years[1]
- Most drugs fail at this stage as selected compounds may not be effective at addressing the disease, may be toxic or hazardous to life, or may have unintended side-effects
- KTTA has two drugs at this stage (PAT 102 & PAT 103)[2]

Step 3: Clinical Research

- Clinical research involves the testing of drugs on human volunteers and screens for safety, dosage, efficacy, side-effects, reactions, and other key metrics across 4 phases
- Drugs must undergo key phases which each have different time requirements, likelihoods, volunteer testing requirements and capital spending levels – on average taking 6-7 years[1] and having a 6% pass rate[3]
- The majority of drugs fail at this stage due to adverse side-effects and reactions – unknowable in advance
- KTTA has no drugs at this stage[2]

Step 4: FDA Drug Review

- Once a drug has cleared clinical research, a new drug application is filed with the FDA and researchers at the administration will review the drug for potential approval
- This review process is also very capital intensive with the time needed to complete the application being on average 1-2 years, followed by a several month review process by the FDA with a 90% pass rate[3]
- Drugs are usually screened out prior to an application being filed to the FDA, however, errors, oversights, and unforeseen changes can cause drugs to be rejected

Source(s): FDA
1: Pasithea Therapeutics, Company Presentation Dated June 27, 2022, Slide 20
2: http://phrma-docs.phrma.org/sites/default/files/pdf/rd_brochure_022307.pdf
3: https://www.fda.gov/patients/learn-about-drug-and-device-approvals/drug-development-process

Pasithea's Board and management have repeatedly demonstrated that they are not aligned with shareholders

Case for Change Overview

LEADERSHIP HAS OVERSEEN SIGNIFICANT VALUE DESTRUCTION

The Board has overseen a massive decline in share price (Over 80% since IPO), in a period of nine months – investors now value shares at 50% less than net cash

LEADERSHIP'S INCENTIVES ARE MISALIGNED WITH SHAREHOLDER VALUE CREATION

Board and management compensation has been excessive (6.5% of market cap)[1] with unfavourable contracts benefitting related parties at the expense of shareholders

LEADERSHIP HAS ENGAGED IN MASSIVE DILUTION

Pasithea issued 3.26mm shares in a related-party transaction (significant dilutive effect) that benefitted Dr. Steinman and directly disenfranchised shareholders[2]

Source(s): Company Presentations, Company Filings, S&P Capital IQ
1: Pasithea Therapeutics, 10-K/A Dated May 12, 2022, Pg 1
2: Pasithea Therapeutics, 8-K Dated June 22, 2022

Leadership has Destroyed Shareholder Value

Annotated Price-Volume Graph – 78% Price Decline Since IPO



$6.00
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$3.00
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$1.00
$0.00
200mm
160mm
120mm
80mm
40mm
0
Sep-21
Oct-21
Nov-21
Dec-21
Jan-22
Feb-22
Mar-22
Apr-22
May-22
Jun-22
Jul-22
Earnings Release
15/09/2021 KTTA IPO at $5.00
23/11/2021 Ketamine offerings expanded
14/10/2021 First Ketamine clinic opened in the UK
09/12/2021 Prospectus filed & 13.5mm shares sold
01/06/2022 Schedule 13D Filed and 1st Letter sent to KTTA urging Management to stop all value destructive capital spending
16/06/2022 Investor Group sends 2nd Letter to KTTA
22/06/2022 Alpha-5 Acquisition & 0.6mm shares issued to Dr. Steinman and his Business Partner (the "Dilutive Related-Party Transaction")
15/07/2022 Proxy Filed to Call a Special Meeting

Investors Losing Confidence in Pasithea Leadership

- KTTA's share price has declined ~80% since IPO 9-months ago resulting in a significant loss of value
- Investors currently value the company at under 50% of cash – representing a negative value placed on company research
- Pasithea has entered into unfavorable contracts and commitments, and intends to spend $7mm per year[1] in operating cash burn
- Operation is unsustainable at current levels of cash burn – further funding could increase debt, increase dilution, and/or expand failing segments businesses

Ketamine Clinics Destroying Value – (13%) Gross Margin[2]

Significant Operating Cash Burn – $7mm Annually

Trading at ~60% Discount to Cash

Source(s): Company Presentations, Company Filings, S&P Capital IQ
1: Pasithea Therapeutics, Company Presentation Dated June 27, 2022, Slide 28
2: Pasithea Therapeutics, 10-K Dated March 30, 2022, Pg F-4

Pasithea Has Significantly Underperformed Relative To Peers

KTTA Returns Compared With Peers – Prior to Our Involvement

Pricing as at 2022/06/01	3M	6M	9M
KTTA	(6%)	(71%)	(81%)
Comparable Pharma Companies[1]	(40%)	(47%)	(54%)
Comparable Negative EV Pharma Companies[2]	(47%)	(55%)	(68%)
Other Companies with Dr. Steinman as Board Member[3]	(43%)	(78%)	(86%)
S&P 500 Health Care (Sector) Index	1%	1%	(2%)
NASDAQ Composite	(11%)	(21%)	(21%)
S&P 500	(5%)	(9%)	(8%)

Under the current Board and management team, KTTA has greatly underperformed the wider healthcare sector and comparable pharma companies

Source(s): Company Presentations, Company Filings, S&P Capital IQ
1: Comp Set: TTNP, SCYX, ORMP, PULM, ADMP, OTIC, CRMD, LYRA, ACRS, RANI, ACER, DICE, AMLX, PLRX, NTRB, CRDL, PTPI, PRVB, TFFP, OCUP, TMBR
2: Comp Set: XBIO, TERN, SYBX, ONTX, NHWK, LUMO, IKT, CLYC, APTX, AIM
3: Comp Set: BCAB (Board of Directors), BCEL (Advisory Board), APLT (Advisory Board), EQ (Advisory Board), ATNF (Chairman of Board); See Appendix A

Pasithea is Unlikely to Ever be Cash Flow Positive

Long & Risky Path to Regulatory Approval

- Currently all Pasithea drugs are in the pre-clinical phase – with one in early discovery and development
- Management states PAT 103 will begin Phase 1 trials in Q4 2023[1] – despite limited evidence of success
- With significant time and cost risk involved, KTTA is unlikely to last at the current cash burn rate
- KTTA will be forced to continue to dilute shareholders with equity raises and/or harmful debt issuances to support extensive development costs

Basic Research	Indication	Discovery Pre-Clinical	Phase 1	Phase 2	Phase 3
PAT 101	Schizophrenia & Bipolar Disorder				
PAT 102	Multiple Sclerosis				
PAT 103	ALS				

Avg. Drug Development Timeline for PAT103– 9-Year Process and ~0.01% Chance of Approval[2]

2024	2025	2027	2030	2031
Phase 1 Begins	Phase 2 Begins	Phase 3 Begins	NDA Submitted	FDA Approval
0.1% of Pre-clinical Drugs Enter Phase 1	70% of Phase 1 Drugs Enter Phase 2	33% of Phase 2 Drugs Enter Phase 3	25% of Phase 3 Drugs Are Approved by the FDA	~0.006% of Pre-clinical Drugs Are Approved by the FDA

Lead candidate selection, toxicology studies, regulatory submissions and filings, have yet to be completed – significant risk exists with aggressive timelines, unsustainable cash burn, conflicting management interest, and lack of proven results. Further, the other two drugs are even less developed than PAT 103.

Source(s): Company Presentations, Company Filings, S&P Capital IQ
1: Pasithea Therapeutics, Company Presentation Dated June 27, 2022, Slide 20
2: https://www.fda.gov/patients/learn-about-drug-and-device-approvals/drug-development-process

Leadership's Incentives Are Misaligned with Shareholders

Leadership's Vested Interests Serve to Increase Personal Gain at Cost of Shareholders

Name	Position	Affiliation with Related Companies	# of Pre-IPO Shares Purchased[1] and Price
Dr. Lawrence Steinman	Chairman	Founder of Alpha-5 (Unfavourable Purchase)	600,000 @ $0.08
Dr. Tiago Reis Marques	CEO & Director	-	600,000 @ $0.08
Dr. Yassine Bendiabdallah	COO & Director	Founder of Zen Pharmaceuticals (Unfavourable Contract)	300,000 @ $0.08

Management Self-issued Cheap Founder Shares Before IPO & Have Numerous Contracts with Non-Arm's Length Affiliates of the Board

Exorbitant Compensation for 2-year-old Company with No Revenue



$800,000
$600,000
$400,000
$200,000
$0
$671,891[2]
$412,165[2]
$120,112[3]
$107,195[3]
$107,195[3]
Tiago Reis Marques
Stanley Gloss
Lawrence Steinman
Simon Dumesnil
Emer Leahy

Total 2021A Management Compensation was $1.5mm – Equal to 5.2% of Market Cap

Source(s): Company Presentations, Company Filings, S&P Capital IQ
1: Pasithea Therapeutics, S-1 Dated April 13, 2021, Pg 89 & F-11
2: Pasithea Therapeutics, 10-K/A Dated May 12, 2022, Pg 1
3: Pasithea Therapeutics, 10-K Dated March 30, 2022, Pg 79

Pasithea's Dilutive Acquisition of Alpha-5 Reaffirms Our Case for Change

Letter to the Board was Ignored to Disastrous Effect

- On June 1, 2022, we sent a letter to the Board advising against taking actions that disenfranchise shareholders
- On June 8 and 17, we spoke with Dr. Marques about our concerns with Pasithea – requesting a halting of spending, and/or major capital decisions until further shareholder feedback was received
- In response, on June 22, Pasithea undertook a highly dilutive related-party transaction to acquire Alpha-5

> With this in mind, we advise that you:
>
> - Take no action to amend the bylaws of the Company.
> - Halt all major capital allocation decisions and all material contracts representing over 1% of the company's assets.
> - Refrain from initiating or modifying the employment contracts of any personnel or board member.
>
> We appreciate your prompt cooperation, and we remain available to speak at your convenience.

Acquisition Harmed Shareholders While Directly Benefitting Dr. Steinman

- Alpha-5 was sold by Dr. Lawrence Steinman, Chairman of Pasithea, in an all-stock transaction – issuing shares at $1.15 [1] (~50% discount to cash)
- 3.26mm shares were issued, creating a 14% dilutive effect (23mm shares prior to dilution)[1]
- Alpha-5 was incorporated in 2021, holds no patents or IP, and only has 3 employees
- Transaction seemingly an effort to dilute shareholders and give shares to the Board and hand-picked allies

Acquisition occurred only days after shareholders advised against significant transactions

New CDO instated at Pasithea – directly against letter recommendations

Despite possessing $50mm of cash, management undertook a severely dilutive acquisition

Source(s): Company Presentations, Company Filings, S&P Capital IQ
1: Pasithea Therapeutics, 8-K Dated June 22, 2022

A change in leadership is needed at Pasithea to stop value destruction and restore value to shareholders

Proven Experience in Creating Value

Eric Shahinian

- Eric Shahinian has experience through **Camac Fund, LP** investing in undervalued situations and seeking board representation
- Key investments include: Imvescor Restaurants, Khan Resources, Liberated Syndication, and Cedar Realty
- Each of the situations resulted in meaningful share price growth above the relevant index

Noted Success:

- Mr. Shahinian joined the board of Khan Resources on August 20, 2015, in order to provide experience to the struggling mining company
- During his tenure a meaningful recovery was obtained for shareholders of which most was paid out in a return of capital

David Delaney

- David Delaney has experience through **Concord Investment Partners Ltd.**, investing in undervalued situations, and seeking board representation to benefit shareholders

Noted Success:

- On May 31, 2018, Mr. Delaney joined the board of Parkit Enterprises Inc., a floundering public company in need of corporate direction – similar to Pasithea Therapeutics
- While on the board, Mr. Delaney served as a Board Member and Executive Chairman, and oversaw a transformative merger to bring in a new management team
- Since Mr. Delaney has been involved the company has completed over $115 million in acquisitions and the share price has increased from $0.33 to $0.96 as of June 30, 2022 (191% growth in 4 years)

Avi Geller

- Avi Geller has experience through **Leonite Capital, LLC** investing in undervalued situations and seeking board representation to benefit shareholders

Noted Success:

- Mr. Geller also joined the board of Parkit Enterprises Inc., on May 31, 2018
- Since joining the board, Mr. Geller has served as a Board Member and Interim CEO and oversaw a transformative merger and substantial share value growth
- Mr. Geller is also involved on the board of Nova Minerals, which has had a stock price appreciation of 252% since his appointment to the board
- He also helped facilitate a spin off of Snow Lake Resources (NASDAQ:LITM) at a value of $100 million dollars

Source(s): S&P Capital IQ

Our Plan for Pasithea

Reduce the burn rate of $7mm per year to $1-2mm per year to maintain cash position

Initiate a Strategic Review to evaluate all options for value creation including:

- **Whether to keep, sell or close the Ketamine Clinics**
- **Evaluate a spin-off or sale of the drug development pipeline**
- **Strategic combinations or acquisitions of cash flow positive businesses with excess cash**
- **A partial or full return of capital to shareholders**

Conclusion

Change is Needed at Pasithea Therapeutics to Prevent Further Value Destruction

- The board has overseen an approximately 80% share and warrant price decline since IPO in September 2021
- At the same time, the Board has rewarded itself and management handsomely in the face of an extremely poor share price performance
- Absent a reconstituted board, there is a significant risk that Pasithea will continue to dilute its own existing shareholders to fund a highly speculative drug development program

Pasithea should immediately reduce the cash burn and initiate a strategic review of both the Ketamine and drug development business

This will involve:

1. **A review of cash return to shareholders**
2. **Sales or spin-offs of either (or both) the Ketamine and drug development business**
3. **The possibility of a business combination or acquisition**

Plan For pasithea THERAPEUTICS

Appendix

Appendix A: Companies with Dr. Steinman currently on the Board

Company	Function	Company Ownership
180 Life Sciences	Chairman of the Board	Public (Nasdaq: ATNF)
Pasithea Therapeutics	Chairman of the Board	Public (Nasdaq: KTTA)
Tolerion	Chairman of the Board	Private
BioAlta	Member of the Board of Directors	Public (Nasdaq: BCAB)
Atreca	Chairman of the Advisory Board	Public (Nasdaq: BCEL)
Applied Therapeutics	Member of Advisory Board	Public (Nasdaq: APLT)
Bionure	Member of Advisory Board	Private
Equillium	Member of Advisory Board	Public (Nasdaq: EQ)
Horizon Pharmaceutical	Member of Advisory Board	Private
Neurion Pharmaceuticals	Member of Advisory Board	Private
Nuon Therapeutics	Member of Advisory Board	Private
Provid Pharmaceuticals	Member of Advisory Board	Private
Trethera Corporation	Member of Advisory Board	Private

How can Dr. Steinman possibly have time to work on behalf of Pasithea's shareholders?

Source(s): S&P Capital IQ